Exhibit 99.1
Contact:
Deborah S. Lorenz
Senior Director
Investor Relations and
Corporate Communications
Molecular Insight Pharmaceuticals, Inc.
(617) 871-6667
dlorenz@molecularinsight.com
FOR IMMEDIATE RELEASE
Molecular Insight Pharmaceuticals Expands Management Team by
Appointing Daniel L. Peters as President and Chief Executive Officer
— Peters was President and CEO of GE Healthcare Medical Diagnostics —
— John W. Babich to Assume Roles of Executive Vice President, Chief Scientific Officer, and
President of Research and Development —
Cambridge, MA, May 13, 2009 — The Board of Directors of Molecular Insight Pharmaceuticals, Inc. (NASDAQ: MIPI) announced today that Daniel L. Peters has been appointed President and Chief Executive Officer. Mr. Peters was also elected to Molecular Insight’s Board of Directors. Mr. Peters assumes the positions that had been held by John W. Babich, Ph.D., a Company founder, who will now serve as Executive Vice President, Chief Scientific Officer and President of Research and Development and continue as a member of the Board of Directors.
In announcing the appointment, Molecular Insight Board Chairman Anthony F. Martin, Ph.D., said “Dan Peters is an excellent addition to our management team at this stage of the Company’s development. He has overseen global operations and executed growth strategies for GE Healthcare’s $2B Medical Diagnostics Division, so he is intimately familiar with our markets. In addition, Dan offers an impressive breadth of management expertise and commercial acumen. As partnership opportunities emerge to support our commercialization efforts, Dan’s business experience will be important in driving our growth strategy and in continuing to enhance stockholder value.”
Mr. Peters commented, “Molecular Insight’s growth potential is what attracted me to the Company. Molecular Insight has carved out an impressive niche in the emerging field of molecular medicine. The Company has built a diverse pipeline of exciting product candidates that address unmet medical needs and cost-containment issues that capture daily headlines. It also appears to have in place strong clinical, regulatory and research groups. I am excited to be joining a team that already has created significant value.”
The Board also announced that Dr. Babich, the Company’s Chief Scientific Officer, will assume the additional key roles of Executive Vice President and President of Research and Development. Dr. Babich will continue his leadership responsibilities for driving the Company’s scientific strategy, as well as continue the expansion and clinical development of the Company’s robust pipeline of radiopharmaceutical compounds. This new role recognizes and builds upon Dr. Babich’s unique value not just to Molecular Insight but also to the scientific community overall.
Dr. Babich commented, “I am looking forward to working closely with Mr. Peters in developing long-term strategies for growth and value creation. His strong commercial background within the
Molecular Insight Pharmaceuticals, Inc. • 160 Second Street • Cambridge, MA 02142
Tel: 617.492.5554 • Fax: 617.492.5664 • www.molecularinsight.com

Molecular Insight Pharmaceuticals Expands Management Team by Appointing Daniel L. Peters
as President and Chief Executive Officer
May 13, 2009
2
industry is a great match for the innovative science that we have developed and are on the verge of bringing to market.”
About Mr. Peters
Mr. Peters most recently served as President and Chief Executive Officer of the Medical Diagnostics business of GE Healthcare. GE Medical Diagnostics develops, manufactures and markets a broad portfolio of diagnostic pharmaceuticals, including radiopharmaceuticals that are used to provide early health information in cardiology, oncology, neurology and urology. Mr. Peters had responsibility for all aspects of the business including, but not limited to, the global P&L, long-term growth strategies, marketing, sales, business development, R&D and manufacturing. During his tenure with the unit, annual revenues grew, on average, at 10 percent. As CEO, Mr. Peters was actively involved in the development of the growth strategies for expansion of the business beyond its then-current portfolio. Under his leadership, the radiopharmaceutical business of Amersham Health was also successfully integrated into GE Healthcare, taking the more descriptive name of Medical Diagnostics.
Prior to joining GE Healthcare, Mr. Peters had been Chief Operating Officer of Amersham Health where he had worldwide operational responsibilities for all aspects of the business. While at Amersham and in addition to his regular operational duties, Mr. Peters played a key role in recruiting new talent to strengthen the R&D organization and in reorganizing the business structure to place more focus on emerging markets.
Earlier in his career, Mr. Peters was President of Nycomed Amersham, Inc., a $500 million North and South America diagnostic and therapeutic pharmaceutical subsidiary of Amersham Plc. of the U.K.
Mr. Peters also served as President of Nycomed, Inc. and held executive positions of increasing responsibility including the role of President of the U.S. pharmaceuticals business for Sanofi Winthrop Pharmaceuticals.
In each of Mr. Peters’ roles, he has successfully built teams that effectively work across all segments of the business, forging strong working units focused on operational success, delivering results and value creation.
Mr. Peters’ experience in developing business strategies, assessing market opportunities, launching new products and structuring companies for growth will serve Molecular Insight well as the Company moves into its next stage of product development, strategic partnering and product launch.
Mr. Peters, who holds a bachelor’s degree from Western Illinois University, is currently Chairman of the Board of Phadia AB, and also serves on the boards of MDRNA, Inc. He also has been a member of the boards of the Healthcare Institute of New Jersey and the Pharmaceutical Researchers and Manufacturers of America.
About Molecular Insight Pharmaceuticals, Inc.
Molecular Insight Pharmaceuticals (NASDAQ: MIPI) is a Cambridge, Massachusetts-based biopharmaceutical company focused on the discovery and development of innovative radiopharmaceuticals in the emerging field of molecular medicine. These novel radiopharmaceuticals will provide important improvements in disease detection and enable the delivery of radiation therapy to widespread metastatic cancers. We have focused the initial applications of our proprietary technologies in the areas of cardiology and oncology. Molecular Insight’s lead molecular imaging radiopharmaceutical product candidate, Zemiva™, is being developed for the diagnosis of cardiac ischemia, or insufficient blood flow to the heart. The Company’s imaging candidate, Trofex™, is in development for the detection of metastatic prostate cancer. Molecular Insight’s lead molecular radiotherapeutic product candidates, Azedra™, Onalta™, and Solazed™, are being developed for detection and treatment of cancer. In addition, the Company’s discovery efforts continue to identify early-stage candidates — a

Molecular Insight Pharmaceuticals Expands Management Team by Appointing Daniel L. Peters
as President and Chief Executive Officer
May 13, 2009
3
product of our in-house scientific expertise and the application of our proprietary platform technologies. For more information, visit http://www.molecularinsight.com.
Forward-Looking Statements
Statements in this release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, statements about the development of ZemivaTM, TrofexTM , AzedraTM, OnaltaTM, Solazed™, and our other product candidates. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of Molecular Insight to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the progress, timing, cost, and results of clinical trials and product development programs; difficulties or delays in obtaining regulatory approval for product candidates; competition from other pharmaceutical or biotechnology companies; and the additional risks discussed in filings with the Securities and Exchange Commission (SEC). The Company’s SEC filings are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at http://www.sec.gov. Press releases for Molecular Insight Pharmaceuticals, Inc. are available on our website: http://www.molecularinsight.com. If you would like to receive press releases via e-mail, please contact: investor@molecularinsight.com. All forward-looking statements are qualified in their entirety by this cautionary statement, and Molecular Insight undertakes no obligation to revise or update this release to reflect events or circumstances after the date hereof.
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